United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2018
ESCONDIDO INNOVATIONS, INC. (Exact name of registrant as specified in its charter)

Delaware	000-55868	27-0758362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 East Warner Road Suite 101-B, Gilbert, Arizona 85296
 (Address of principal executive offices) (Zip Code)

(602) 743-7796
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01
Other Events

Management of MJW Films, LLC, an affiliate of Escondido Innovations, Inc. (the “Company”), which produced the film “Stuck,” has signed a distribution agreement for Stuck with Pure Flix, which will distribute the film instead of Entertainment Studios and Highland Film Group. Stuck is now scheduled for a wide release on November 16, 2018 rather than the originally scheduled release date of August 24, 2018. While the Company does not own MJW Films, LLC, it does have the right to royalties on the music of the film Stuck.

The title of the film “The Manuscript” has been changed to “Stones.” The Company has reached an agreement with Jamie Foxx to star in the leading role for the film, replacing the originally cast Morgan Freeman. Scott Eastwood and Megan Fox will also appear. Stones is currently in pre-production with principal photography now scheduled to commence on October 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2018

Escondido Innovations, Inc., a Delaware corporation

By:	/s/ John Glassgow
John Glassgow, Chief Financial Officer

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